Contacts:
Media: 877.370.4413 or ir@arlingtonasset.com
Investors: Kurt Harrington at 877.370.4413 or ir@arlingtonasset.com

Arlington Asset Investment Corp. Reports Third Quarter 2010 Financial Results
Book value increase of $1.81 per share to $25.02 per share
Core Operating Income of $7.7 million or $0.97 per share (1)
Continued positive trend in credit performance

ARLINGTON, VA, October 25, 2010 – Arlington Asset Investment Corp. (NYSE: AI) (the “Company”) today reported core operating income of $7.7 million for the quarter ended September 30, 2010, or $0.97 per share (diluted).  In determining core operating income, a non-GAAP financial measure, the Company has excluded non-recurring costs and the following non-cash expenses: (1) compensation costs associated with stock-based awards, (2) accretion/amortization of mortgage-backed securities (“MBS”) purchase discounts/premiums adjusted for principal repayments in excess of proportionate invested capital, and (3) unrealized mark-to-market adjustments on the trading MBS and interest rate hedge instruments.  A reconciliation of core operating income to GAAP net income appears at the end of this press release.  On a GAAP basis, the Company reported net income of $5.2 million for the quarter ended September 30, 2010, or $0.65 per share (diluted), compared to net income of $8.8 million, or $1.10 per share (diluted) for the quarter ended June 30, 2010 and $42.4 million, or $5.38 per share (diluted) for the quarter ended September 30, 2009.  As of September 30, 2010, the Company’s book value per share was $25.02.

“For the third quarter, Arlington shareholders experienced a $1.81 per share increase in book value after payment of a $0.60 per share dividend.  The dividend plus the increase in book value resulted in a 10.4% return to investors for the quarter and a 34.7% return for the nine months ended September 30, 2010 (46.3% on an annualized basis).  Total 60 day plus delinquencies and loss severities in the Company’s non-agency MBS portfolio continued a positive trend for the third consecutive quarter.  Arlington benefited again this quarter from generally higher non-agency MBS prices associated with increased capital flows to the sector, a continued positive trend in credit statistics and broadened investor awareness of the attractive loss adjusted returns available in the non-agency MBS sector,” said J. Rock Tonkel, Jr., President and Chief Operating Officer.  “We believe the non-agency MBS sector continues to be undervalued and offers the opportunity for attractive risk-adjusted returns on new investments as well as the potential for reflation to prices more in line with other investment alternatives.  For Arlington, the potential for book value growth through reflation is represented by the $194 million discount on the Company’s non-agency MBS.”

Third Quarter Highlights

Net interest income from the Company’s non-agency MBS portfolio was $8.1 million during the third quarter of 2010 representing an annualized yield of 18.2% as compared to $8.1 million during the second quarter of 2010 representing an annualized yield of 18.6%.  Realized gains from sales of non-agency MBS during the third quarter of 2010 were $1.9 million.  Cash expenses declined to $2.4 million for the third quarter of 2010.

During the quarter, the Company’s investable capital was deployed primarily in its non-agency MBS portfolio with a market value of $220 million at September 30, 2010.  The following table represents certain statistics of the Company’s non-agency MBS portfolio as of September 30, 2010 (dollars in millions):

	Senior Securities	Re-REMIC / Mezzanine Securities	Total Non-Agency MBS

3rd Qtr. yield (as a % of amortized cost)	16.0%	19.1%	18.2%
Average cost (as a % of face value)	65%	44%	48%
WAC	5.1%	5.7%	5.6%

Face value	$75	$298	$373
Amortized cost	$49	$130	$179
Purchase discount	$26	$161	$187
Fair market value	$57	$163	$220

60+ delinquent	27.4%	17.1%	19.9%
Credit enhancement	14.2%	8.0%	9.7%
Severity	44.7%	42.0%	42.7%
3 month CPR	15.2	15.6	15.5

Key credit and prepayment measures in the Company’s non-agency MBS portfolio continued a positive trend during the quarter. Total 60 day plus delinquencies in the Company’s non-agency MBS portfolio declined to 19.9% at September 30, 2010 from 20.8% at June 30, 2010 and trailing three month average loss severities on liquidated loans declined to 42.7% at September 30, 2010 from 42.8% at June 30, 2010.

At September 30, 2010, the face value of the Company’s agency MBS portfolio was $163 million with a weighted average coupon of 4.81, a CPR of 12.0, and a yield of 4.8%.  The Company hedged the agency MBS portfolio using Eurodollar futures with a September 15, 2015 maturity and a weighted average rate of 2.34% at September 30, 2010.

The Company’s Board of Directors approved a $0.60 dividend for the third quarter of 2010.  The dividend will be paid on October 29, 2010 to shareholders of record on September 30, 2010.  This represented a 10% annualized dividend yield based on the Class A common stock closing price of $24.10 on October 25, 2010.

During the three and nine months ended September 30, 2010, the Company repurchased 193,824 and 222,846 shares of its Class A common stock pursuant to its share repurchase program.  As of September 30, 2010, 277,154 shares remain available for repurchase under the repurchase program.

 (1)  Non-GAAP Financial Measures

In addition to the financial results reported in accordance with generally accepted accounting principles as consistently applied in the United States (GAAP), the Company has disclosed non-GAAP core operating income for the quarter ended September 30, 2010 in this press release. This non-GAAP measurement is used by management to analyze and assess the operating results and dividends.  Management believes that this non-GAAP measurement assists investors in understanding the impact of these non-core items and non-cash expenses on the performance of the Company and provides additional clarity around the Company's forward earnings capacity and trend.

A limitation of utilizing this non-GAAP measure is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of Arlington Asset Investment Corp.’s business and these effects should not be ignored in evaluating and analyzing the Company's financial results. Therefore, management believes net income on a GAAP basis and core operating income on a non-GAAP basis should be considered together.

The following table presents a reconciliation of the GAAP financial results to non-GAAP measurements discussed above (dollars in thousands):

GAAP net income	$5,156
Adjustments:
Non-recurring costs	(610)
Stock compensation	702
Net unrealized mark-to-market loss on trading MBS and interest rate hedge instruments	3,036
Adjusted interest related to purchase discount accretion / premium amortization	(630)
Non-GAAP core operating income	$7,654
Non-GAAP core operating income per share (diluted)	$0.97

About the Company

Arlington Asset Investment Corp. (NYSE: AI) is a principal investment firm that invests primarily in mortgage-related assets. The Company is headquartered in the Washington, D.C. metropolitan area. For more information, please visit www.arlingtonasset.com.

Statements concerning future performance, returns, plans and steps to position the Company to realize value, and any other guidance on present or future periods, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, changes in interest rates, increased costs of borrowing, decreased interest spreads, changes in default rates, preservation of our net operating loss and net capital loss carry-forwards, impacts of regulatory changes and changes to Fannie Mae and Freddie Mac, availability of opportunities that meet or exceed our risk adjusted return expectations, ability and willingness to make future dividends, ability to generate sufficient cash through retained earnings to satisfy capital needs, changes in mortgage pre-payment speeds, ability to realize book value growth through reflation, risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political, regulatory and market conditions. These and other risks are described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that are available from the Company and from the SEC and you should read and understand these risks when evaluating any forward-looking statement.

Financial data follows

ARLINGTON ASSET INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)	Quarter Ended		Nine Months Ended
(Unaudited)	September 30		September 30
	2010	2009	2010	2009
INTEREST INCOME
Interest on investment securities	$10,150	$3,717	$29,400	$7,578
Dividends and other interest income	-	2	1	130
Total interest income	10,150	3,719	29,401	7,708

INTEREST EXPENSE
Interest on short-term debt	178	114	405	418
Interest on long-term debt	146	196	423	2,986
Total interest expense	324	310	828	3,404

Net interest income	9,826	3,409	28,573	4,304

OTHER INCOME (LOSS), NET
Investment (loss) gain	(2,089)	1,588	642	1,632
Gain on extinguishment of long-term debt	-	27,982	-	160,435
Other loss	(3)	(4)	(10)	(147)
Total other (loss) income, net	(2,092)	29,566	632	161,920

Income from continuing operations before other expenses	7,734	32,975	29,205	166,224

OTHER EXPENSES
Compensation and benefits	2,365	2,736	7,664	13,238
Professional services	233	878	993	5,997
Business development	19	17	58	7,900
Occupancy and equipment	90	94	294	416
Communications	44	99	156	247
Other operating expenses	387	1,163	1,684	3,859
Total other expenses	3,138	4,987	10,849	31,657

Income from continuing operations before income taxes	4,596	27,988	18,356	134,567

Income tax (benefit) provision	(560)	3,584	(199)	12,029

Income from continuing operations, net of taxes	5,156	24,404	18,555	122,538
Income (loss) from discontinued operations, net of taxes	-	18,033	-	(22,153)

Net income	5,156	42,437	18,555	100,385
Net loss attributable to noncontrolling interests	-	-	-	(11,459)
Net income attributable to Arlington Asset Investment Corp. shareholders	$5,156	$42,437	$18,555	$111,844

EARNINGS PER SHARE - BASIC
Income from continuing operations attributable to Arlington Asset Investment Corp. shareholders	$0.66	$3.17	$2.39	$15.97
Income (loss) from discontinued operations attributable to Arlington Asset Investment Corp. shareholders	-	2.34	-	(1.39)
Net income attributable to Arlington Asset Investment Corp. shareholders	$0.66	$5.51	$2.39	$14.58

EARNINGS PER SHARE - DILUTED
Income from continuing operations attributable to Arlington Asset Investment Corp. shareholders	$0.65	$3.09	$2.35	$15.65
Income (loss) from discontinued operations attributable to Arlington Asset Investment Corp. shareholders	-	2.29	-	(1.37)
Net income attributable to Arlington Asset Investment Corp. shareholders	$0.65	$5.38	$2.35	$14.28

Weighted average shares outstanding - basic (in thousands)	7,755	7,705	7,768	7,673

Weighted average shares outstanding - diluted (in thousands)	7,887	7,895	7,904	7,830

ARLINGTON ASSET INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)
(Unaudited)

	September 30, 2010	December 31, 2009
ASSETS

Cash and cash equivalents	$8,231	$10,123
Receivables
Interest	2,368	2,011
Sold securities receivable	58,686	-
Other	424	20
Mortgage-backed securities, at fair value
Available-for-sale	220,403	295,600
Trading	163,151	-
Other investments	5,857	2,580
Deposits	5,929	2,589
Prepaid expenses and other assets	572	726
Total assets	$465,621	$313,649

LIABILITIES AND EQUITY

Liabilities:
Repurchase agreements	$164,584	$126,830
Purchased securities payable	64,277	-
Interest payable	160	124
Dividend payable	4,672	-
Derivative liability	4,597	-
Accounts payable, accrued expenses and other liabilities	14,544	13,904
Accrued compensation and benefits	5,715	5,921
Long-term debt	15,948	16,857
Total liabilities	274,497	163,636

Equity:
Common stock	77	80
Additional paid-in capital	1,505,823	1,507,394
Accumulated other comprehensive income	41,399	7,015
Accumulated deficit	(1,356,175)	(1,364,476)
Total equity	191,124	150,013

Total liabilities and equity	$465,621	$313,649

Book Value per Share	$25.02	$19.54

Shares Outstanding (in thousands)	7,638	7,679